AMENDMENT NUMBER EIGHT TO COAL SALES AGREEMENT
                 ----------------------------------------------


This Amendment Number Eight to Coal Sales Agreement ("this Amendment") is made effective as of the 1st day of September, 1995 between SAN JUAN COAL COMPANY, a Delaware corporation ("SJCC"), PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (collectively, "Utilities").


                                    RECITALS:


1. SJCC and Utilities are parties to that certain Coal Sales Agreement dated August 18, 1980, as amended and supplemented (the "CSA") which provides for the delivery of coal to the San Juan Generating Station ("SJGS").

2. The CSA describes specific coal sources for SJGS, including the Fruitland Leases and the La Plata Leases. Under the terms of the various subleases and assignment agreements that give SJCC the right to mine coal from the Fruitland and La Plata Leases, SJCC and BHP Minerals International Inc. ("BHP") are obligated to make the following payments, among others, to third parties:

         a) A Retained Economic Interest ("REI") is payable by BHP on each ton of coal mined and delivered from the Fruitland Leases or on an Annual Tonnage (the "REI Minimum"), as set forth in
                  Article VI of the Sublease between Western Coal Co. ("WCC") and BHP (formerly Utah International Inc.) dated August 18, 1980, as amended (the "BHP Sublease"), whichever is greater. An amount equal to the REI is payable by SJCC to BHP on each ton of coal mined and delivered from the Fruitland Leases under the provisions of the Sublease between SJCC and BHP dated August 18, 1980, as amended (the "SJCC Sublease").

         b) An Overriding Royalty and/or Net Profits Interest (collectively, "NPI") is payable by SJCC on each ton of coal mined and delivered from the La Plata Leases or on a minimum annual tonnage (the "NPI Minimum"), whichever is greater, all as set forth in the Assignment Agreement between WCC and Cimarron Coal Company dated October 30, 1979, as amended (the "Assignment Agreement"). The rights and obligations of WCC under the Assignment Agreement were assigned to and assumed by SJCC by Assignment of Leases dated November 24, 1981.

         c) Under the terms of the CSA, Utilities reimburse SJCC for amounts equal to payments of REI made by SJCC pursuant to the SJCC Sublease and for payments of NPI made by SJCC pursuant to the Assignment Agreement.

3. The parties wish to provide flexibility among coal sources, with the objective of lowering the total delivered cost of coal to SJCS, by providing for payment by Utilities to SJCC of amounts equal to REI or NPI payments made by BHP or SJCC, respectively, with respect to the REI Minimum or the NPI Minimum to the extent that lower cost coal replaces coal which would otherwise have been mined and delivered from the Fruitland Leases and/or the La Plata Leases.


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                               CSA Amendment Eight


Now therefore, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SJCC and Utilities hereby amend the CSA as follows:


                                  DEFINITIONS:


(A) La Plata Minimum is the "La Plata Surface Mine La Plata Leases Annual Tons" as set forth in Column 4 of Exhibit H of the CSA.

(B) Fruitland Tons is the actual number of tons mined and delivered from the Fruitland Leases during the year.

(C) Fruitland Substitute Tons are any Replacement Tons delivered to SJGS by SJCC, provided, however, that the number of Fruitland Substitute Tons is any year will not exceed the greater of (i) the REI Minimum plus the ending REI Shortfall Balance for the previous year (as defined in paragraph (E) below) less the Fruitland Tons, or (ii) zero (0).

(D) REI Shortfall Tons means for any year the REI Minimum for that year less the sum of Fruitland Tons and Fruitland Substitute Tons for the year. (REI Shortfall Tons may be negative.)

(E) REI Shortfall Balance for 1994 year end is 377,828. The ending REI Shortfall Balance for each year thereafter will be greater of (i) the sum of the ending REI Shortfall Balance for the previous year and the REI Shortfall Tons for the year, or (ii) zero (0).

(F) La Plata Tons is the actual number of tons mined and delivered from the La Plata Leases during the year.

(G) Replacement Tons means tons delivered from the South Lease Extension, from the La Plata Leases in excess of the La Plata Minimum, and from other sources approved pursuant to paragraph 7 of this Amendment.

(H)      South Lease  Extension means the San Juan Mine Permit Area (as shown in
         Exhibit 1.1 of State Mining Permit 94-01 issued to SJCC on 26 September
         1994) outside of the Fruitland Leases and the N1/2 of Sec. 3, T.29N., R.15W., New Mexico
         Prime Meridian.

(I)      CSA Invoice is the monthly invoice prepared in accordance with the CSA.

(J) Other Terms. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the CSA.


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                               CSA Amendment Eight

                                   AGREEMENT:


1. SJCC agrees to deliver and Utilities agree to purchase Replacement Tons in accordance with the provisions of the CSA, as amended by this Amendment.

2. An amount equal to the REI multiplied by "X" (which may be negative) will be added to each CSA Invoice. (Such additions to monthly CSA Invoices will be based on the projected number of Fruitland Substitute Tons and Fruitland Tons for the year and may be changed through the year as appropriate.)

         Where

                  X=A-G

         And

                  A=The number of Fruitland Substitute Tons;

                  B=The aggregate  cumulative number of Make-up Tons (as defined in the BHP Sublease) as of the previous year end;

                  C=The RIE Shortfall Balance as of the previous year
                    end;

                  D=The number of Fruitland Tons;

                  E=The REI Minimum;

                  F=(D-E-C), or zero (0), whichever is greater and

                  G=(B-C), or F, whichever is less.

3. No year during which SJCC delivers coal to SJGS from any source(s) in aggregate quantities and at times which are consistent with paragraph
         4.2 of the CSA shall be a "NonPerformance Year" as defined in paragraph 9.2(b)(3) and paragraph 9.3(c) of the CSA, so long as said deliveries are otherwise in accordance with the CSA, as amended by this Amendment.

4. If the total tons mined and delivered from all sources in accordance with the CSA, as amended by this Amendment, are less than the sum of the Minimum Annual Tons as described in paragraph 9.2(b)(3) and paragraph 9.3(c) of the CSA, (the Minimum Total Tons") in any year in which SJCC was directed, consistent with paragraph 4.2 of the CSA, to mine and deliver coal in such amounts that the total tons requested for said year would be greater than or equal to the Minimum Total Tons, said year shall be defined as a Non-Performance Year as described in paragraph 9.2(b)(3) and 9.3(c) of the CSA.

                               CSA Amendment Eight


5. SJCC will deliver Replacement Tons pursuant to mining plans approved by the Joint Committee showing that the projected total cost to Utilities of Replacement Tons is less than the projected total cost to Utilities for an equal number of tons to be delivered under then current operating plans. Notwithstanding any other provision of this Amendment or the CSA, decisions of the Joint Committee about mining plans for Replacement Tons shall not be subject to arbitration. All costs of mining and delivering Replacement Tons will be included in the annual operating cost budget submitted pursuant to paragraph 12.3(a) of the CSA and will be subject to the provisions thereof. If SJCC desires to deliver Replacement Tons for which plans and budgets have not been approved pursuant to paragraph 12.3(a) of the CSA, SJCC shall give
         Utilities as much advance notice thereof as possible (not to be less than fifteen (15) days) and shall include plans and budgets thereof said notice. Utilities shall approve or disapprove said plans and budgets within fifteen (15) days of receipt of notification. If Utilities fail to approve or to disapprove said plans and budgets within fifteen (15) days, or if they approve them, said plans and budgets shall be deemed to be part of the annual operating cost budget, and shall be subject to all of the provisions of paragraph 12.3(a) of the CSA.

6.       Replacement Tons will be priced as follows:

         a) Replacement Tons mined from the South Lease Extension will be priced in accordance with paragraph 9.2(a) of the CSA and paragraph 8 of this Amendment.

         b) Replacement Tons minded from the La Plata Leases will be priced in accordance with paragraph 9.3(a) of the CSA and paragraph 8 of this Amendment.

7. Notwithstanding any other provisions of this Amendment, SJCC may not deliver Replacement Tons from sources other than the South Lease Extension and the La Plata Leases without prior approval by the Joint Committee of each additional source of Replacement Tons. Notwithstanding any other provision of this Amendment or the CSA, decisions of the Joint Committee about sources of Replacement Tons shall not be subject to arbitration.

8. The total payable to SJCC under the terms of paragraph 9.2(b) and paragraph 9.3(b) and (c) of the CSA in any year during which Replacement tons are delivered will be the sum of

         a) the lesser of (i) the La Plata Minimum or (ii) of the sum of the Fruitland Tons, the La Plata Tons, and the Replacement Tons mined and delivered during the year from sources other than the La Plata Leases (the "Total SJCC Tons"), multiplied by the La Plata Capital Investment Element as described in paragraph 9.3(b) of the CSA, plus

                               CSA Amendment Eight

         b) the greater of (i) Total SJCC Tons less the Replacement Tons mined and delivered from the La Plata Leases (the "La Plata Replacement Tons") less the La Plata Minimum, or (ii) zero
                  (0), multiplied by the Fruitland Capital Investment Element as described in paragraph 9.2(b) of the CSA (the "Fruitland CIE"), plus

         c) the La Plata Replacement Tons multiplied by the Fruitland CIE less the Capital Investment Element payable for each ton of coal transported from the La Plata Leases to SJGS in excess of the La Plata Minimum in any calendar year under the terms of paragraph 7.2(b) of the certain Transportation Agreement, dated April 30, 1984, between San Juan Transportation Company and Utilities, as amended, plus

         d) the minimum aggregate capital investment element payable under paragraph 9.2(b)(3) and paragraph 9.3(c) of the CSA.

         All references in this paragraph 8 to paragraphs 9.2(b), 9,2(b)(3), 9.3(b), and 9.3(c) of the CSA are to such paragraphs as adjusted by the First Supplement, dated as of July 27,1992, to the CSA, by the Interim Invoicing Agreement dated June 1, 1995 between SJCC and Utilities (the "Interim Invoicing Agreement"), and by this Amendment.

9. The phrase "total tons mined and delivered" as used in paragraph 9.2(b)(3) of the CSA shall mean (i) the difference between the Total SJCC Tons and the La Plata Minimum, or (ii) zero (0), whichever is greater.

10. The phrase "total tons mined and delivered" as used in paragraph 9.3(c) of the CSA shall mean the La Plata Minimum or Total SJCC Tons, whichever is less.

11. The phrase "from the Fruitland Leases and the La Plata Leases in at least the quantities set forth for each of said sources" in the first sentence of paragraph 2.1(b) of the CSA is hereby deleted, and the phrase "in at least the sum of the quantities set forth for the Fruitland Leases and the La Plata Leases" is inserted in place thereof.

12. Replacement Tons delivered to SJGS under the terms of this Amendment from sources other than the La Plata Leases shall be added to the tons mined and delivered from the Fruitland Leases and the La Plata Leases to determine whether SJCC has satisfied the obligation to mine, process, sell and deliver coal as set forth in paragraph 2.1(b) of the CSA as amended by paragraph 11 of this Amendment.

13. Except as expressly amended hereby, the CSA and all prior amendments are in all respects hereby confirmed and ratified.

                               CSA Amendment Eight

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.





                                      SAN JUAN COAL COMPANY



                                      By
                                          --------------------------------
                                              Vice President



                                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                      By
                                           -------------------------------
                                           Senior Vice President


                                      TUCSON ELECTRIC POWER COMPANY


                                       By
                                           -------------------------------
                                               Vice President

                               CSA Amendment Eight


BHP Minerals International Inc. (formerly BHP-Utah International Inc.), a Delaware corporation and the guarantor of the obligations of SJCC under the Coal Sales Agreement pursuant to Guaranty dated August 18, 1980 (the "Guaranty"), herby consents to the foregoing Amendment Eight to Coal Sales Agreement and agrees that all references in the Guaranty to the Coal Sales Agreement shall be deemed to be references to the Coal Sales Agreement as amended by Amendments Numbers One to Eight, inclusive.




                                          BHP MINERALS INTERNATIONAL INC.



                                          By
                                              --------------------------
                                                   Vice President




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